Exhibit 1.1

[FORM OF UNDERWRITING AGREEMENT]

MARATHON ACQUISITION CORP.

37,500,000 Units

Common Stock

Warrants

UNDERWRITING AGREEMENT

New York, New York

Citigroup Global Markets Inc.

As Representative of the several Underwriters

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

Marathon Acquisition Corp., a corporation organized under the laws of Delaware (the “Company”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representative”) are acting as sole representative, an aggregate of 37,500,000 units of the Company (said units to be issued and sold by the Company being hereinafter called the “Underwritten Securities”). The Company also proposes to grant to the Underwriters an option to purchase up to an additional 5,625,000 units to cover over-allotments (the “Option Securities”). The Underwritten Securities and the Option Securities are hereinafter referred to collectively as the “Units.”

Each Unit consists of one share of the Company’s common stock, par value $.0001 per share (the “Common Stock”), and one warrant to purchase one share of Common Stock (the “Warrant(s)”). The shares of Common Stock and the Warrants included in the Units will not be separately transferable until five (5) business days following the earlier of the expiration of the Underwriters’ over-allotment option (as described below) or the exercise in full of such option, subject to (a) the preparation of an audited balance sheet of the Company reflecting receipt by the Company of the proceeds of the offering of the Units by the Company and the filing of such audited balance sheet with the Commission (as herein defined) on a Form 8-K or similar form by the Company which includes such balance sheet and (b) the Company issuing a press release announcing when such separate trading will begin. Each Warrant entitles its holder, upon exercise, to purchase one share of Common Stock for $6.00 during the period commencing on the later of (i) the consummation by the Company of a “Business Combination” (as defined below) or (ii) fifteen months from the Effective Date (as defined below) of the Registration Statement (as defined below) and terminating on the four-year anniversary of the

Effective Date. As used herein, the term “Business Combination” shall mean any acquisition, through merger, stock exchange, asset acquisition, reorganization or similar business combination, consummated by the Company with one or more related or unrelated operating business(es).

As part of the offering contemplated by this Agreement, Citigroup Global Markets Inc. has agreed to reserve out of the Units set forth opposite its name on the Schedule II to this Agreement, up to [•] shares, for sale to the Company’s employees, officers, and directors and other parties associated with the Company (collectively, “Participants”), as set forth in the Prospectus under the heading “Underwriting” (the “Directed Share Program”). The Units to be sold by Citigroup Global Markets Inc. pursuant to the Directed Share Program (the “Directed Shares”) will be sold by Citigroup Global Markets Inc. pursuant to this Agreement at the public offering price. Any Directed Shares not orally confirmed for purchase by any Participants by [7:30 A.M.] New York City time on the business day following the date on which this Agreement is executed will be offered to the public by Citigroup Global Markets Inc. as set forth in the Prospectus.

The Company has entered into a trust account agreement dated as of [•], 2006 (the “Trust Agreement”) with The Bank of New York, a New York banking corporation (“BONY”) as trustee, in substantially the form filed as an exhibit to the Registration Statement, pursuant to which certain proceeds of the offering will be deposited and held in a trust account for the benefit of the Company and holders of Underwritten Securities and the Option Securities, if and when issued.

The Company has entered into a common stock warrant agreement dated as of [•], 2006 with respect to the Warrants with BONY, as warrant agent, substantially in the form filed as an exhibit to the Registration Statement (the “Warrant Agreement”), pursuant to which BONY will act as warrant agent in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Warrants.

The Company has entered into a warrant purchase agreement dated as of May 11, 2006 (the “Sponsor Warrant Purchase Agreement”) with Marathon Investors, LLC, pursuant to which Marathon Investors, LLC agreed to purchase an aggregate of 5,500,000 Warrants (the “Sponsor Warrants”) at a price of $1.00 per Sponsor Warrant on the earlier of (i) September 8, 2006 and (ii) the consummation of the offering of the Units.

The Company will enter into registration rights agreements with the initial stockholders and Marathon Investors, LLC, dated as of the Closing Date, in substantially the form filed as an exhibit to the Registration Statement (the “Registration Rights Agreements”), pursuant to which the Company has granted certain registration rights in respect of the Common Stock and the Warrants held by each of the initial stockholders and Marathon Investors, LLC.

The Company will enter into a letter agreement (the “Services Agreement”) with Marathon Management, LLC, dated as of the Closing Date, pursuant to which the Company will pay a monthly fee of $7,500 for office space and administrative services, including secretarial support for a period of up to twenty-four (24) months, terminating upon the earlier of (i) the completion of a Business Combination and (ii) the dissolution and liquidation of the Company.

The use of the neuter in this Underwriting Agreement shall include the feminine and masculine wherever appropriate. Certain terms used in this Underwriting Agreement are defined in Section 20 hereof.

1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a) The Company has prepared and filed with the Commission a registration statement (file number 333-134078) on Form S-1 (the “Initial Registration Statement”) for registration under the Act of the offering and sale of the Units. Such Initial Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Company will file with the Commission a final prospectus in accordance with Rule 424(b). As filed, such final prospectus shall be in all substantive respects in the form furnished to you prior to the Execution Time, except to the extent the Representative shall agree in writing to a modification or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

(b) The Registration Statement complied when it became effective, and complies and will comply, when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), in all material respects with the requirements of the Act, and the Prospectus (and any supplements thereto) will, when it is first filed in accordance with Rule 424(b) and on the Closing Date and any settlement date, comply in all material respects with the requirements of the Act; the Registration Statement did not, when it became effective, does not and will not, when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date and any settlement date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and the Prospectus (and any supplements thereto) will not, on the date it is first filed pursuant to Rule 424(b) and on the Closing Date and any settlement date, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8 hereof.

(c) At the Execution Time, the Preliminary Prospectus, taken together with the information set forth on Exhibit B to this Agreement, did not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained or omitted from such Preliminary Prospectus in reliance on and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8 hereof.

(d) The Company has filed with the Commission a Form 8-A (File Number [•]) providing for the registration under the Exchange Act of the Units. The registration of the Units under the Exchange Act was declared effective by the Commission on [•], 2006.

(e) The Units, the Warrants, and the Common Stock have been duly listed, and admitted and authorized for trading, subject only to official notice of issuance, on the American Stock Exchange, and the Company knows of no reason or set of facts which is likely to adversely affect such approval.

(f) The Commission has not has issued any order or, to the Company’s knowledge, threatened to issue any order preventing or suspending the use of the Preliminary Prospectus, the Prospectus or any part thereof, or has instituted or, to the Company’s knowledge, threatened to institute any proceedings with respect to such an order.

(g) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Preliminary Prospectus and the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified and in good standing would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company.

(h) All issued and outstanding securities of the Company have been duly and validly authorized and issued and are fully paid and nonassessable.

(i) As of the Execution Time, the Company’s authorized equity capitalization is as set forth in the Preliminary Prospectus and the Prospectus;

(j) Securities Sold Pursuant to this Agreement.

(i) The Common Stock included in the Units has been duly authorized and, when issued and delivered against payment therefor by the Underwriters pursuant to this Agreement, will be validly issued, fully paid and nonassessable. The holders of such Common Stock are not and will not be subject to personal liability by reason of being such holders.

(ii) The Warrants included in the Units, when issued will constitute valid and binding obligations of the Company to issue and sell, upon the exercise thereof and payment therefor, the number and type of securities of the Company called for thereby in accordance with the terms thereof, enforceable, against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or similar laws affecting creditors’ rights generally and by equitable principles of general applicability (regardless of whether enforceability is considered in a proceeding in equity or law).

(iii) The shares of Common Stock issuable upon exercise of the Warrants included in the Units have been duly authorized and, when issued and delivered against payment therefore pursuant to the Warrants and the Warrant Agreement, will be validly issued, fully paid and nonassessable. The holders of such Common Stock are not and will not be subject to personal liability by reason of being such holders.

(k) The issue and sale of the Units, including the Common Stock and Warrants included in the Units, are not subject to any preemptive or other similar rights to subscribe for such securities, and the Common Stock to be issued and sold in connection with the exercise of the Warrants included in the Units are not and will not be subject to any preemptive or other similar rights to subscribe for such Common Stock. Except as set forth in the Preliminary Prospectus and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

(l) There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements in the Preliminary Prospectus and the Prospectus under the headings “Description of Securities” and “Material U.S. Federal Income Tax Consequences to Non-U.S. Holders” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(m) This Agreement has been duly authorized, executed and delivered by the Company.

(n) The Trust Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability (regardless of whether enforceability is considered in a proceeding in equity or law).

(o) The Warrant Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability (regardless of whether enforceability is considered in a proceeding in equity or law).

(p) The Services Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability (regardless of whether enforceability is considered in a proceeding in equity or law).

(q) The Sponsor Warrant Purchase Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability (regardless of whether enforceability is considered in a proceeding in equity or law).

(r) The Company is not and, after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the Preliminary Prospectus and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(s) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required for the issuance and sale of the Units or the consummation by the Company of the transactions contemplated herein or in the Trust Agreement, the Warrant Agreement, the Sponsor Warrant Purchase Agreement or the Services Agreement, except such as have been obtained, such as may be required under federal and foreign securities laws, and such as may be required under the blue sky laws of any jurisdiction or under the rules and regulations of the National Association of Securities Dealers, Inc. in connection with the purchase and distribution of the Units by the Underwriters in the manner contemplated herein and in the Prospectus.

(t) Neither the issue and sale of the Units nor the consummation by the Company of any other of the transactions contemplated herein or in the Trust Agreement, the Warrant Agreement, the Sponsor Warrant Purchase Agreement or the Services Agreement will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to (i) the charter or by-laws of the Company, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its property is subject, or (iii) any (x) statute, law, rule, or regulation, or (y) judgment, order or decree, applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties, except in the case of clauses (ii) and (iii) above for any such conflict, breach or violations that could not, individually or in the aggregate, be reasonably expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company.

(u) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

(v) No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company within the three (3) years prior to the date hereof, except as disclosed in the Registration Statement.

(w) Neither the Company nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities which are required to be “integrated” pursuant to the Act or the Regulations with the offer and sale of the Underwritten Securities pursuant to the Registration Statement.

(x) The financial statements and schedules, if any, of the Company included in the Preliminary Prospectus, Prospectus and the Registration Statement present fairly the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles.

(y) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, or its property is pending or, to the knowledge of the Company, threatened that (i) would reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) would reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Preliminary Prospectus and the Prospectus (exclusive of any supplement thereto).

(z) The Company is not in violation or default of (i) any provision of its charter or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any (x) statute, law, rule, regulation, or (y) judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company.

(aa) Eisner LLP are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder and the Public Company Accounting Oversight Board (including the rules and regulations promulgated by such entity, the “PCAOB”).

(bb) There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Units.

(cc) The Company has not been required to date to file any foreign, federal, state or local tax returns and no tax or other assessment, fine or penalty has been or is due and payable by the Company.

(dd) The Company has established “disclosure controls and procedures” (as defined under Rule 13a-15(e) under the Exchange Act) and has a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions will be executed in accordance with management’s general or specific authorizations; (ii) transactions will be recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ee) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Units.

(ff) Neither the Company nor, to the Company’s knowledge, any Initial Stockholder, director, officer, agent, employee or affiliate of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

“FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(gg) The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(hh) Neither the Company nor, to the knowledge of the Company, any Initial Stockholder, director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company (either directly or through the Trust) will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ii) Except as disclosed in the Preliminary Prospectus and the Prospectus, prior to the date hereof, none of the Company, its officers and directors or any affiliates thereof had, and as of the Closing Date, the Company and such officers and directors and their affiliates will not have had: (a) any specific Business Combination under consideration or contemplation or (b) any substantive interactions or discussions with any target business regarding a possible Business Combination.

(jj) To the Company’s knowledge, no officer, director, or beneficial owner of 5% of greater of any class of the Company’s securities is a member, a person associated, or affiliated with a member of the NASD.

(kk) No officer or director of the Company is subject to any non-competition agreement or non-solicitation agreement with any employer or prior employer which could materially affect his ability to be and act in the capacity of an officer and/or director of the Company.

(ll) The Company does not own an interest in any corporation, partnership, limited liability company, joint venture, trust or other entity.

(mm) Furthermore, the Company represents and warrants to Citigroup Global Markets Inc. that the Company has not offered, or caused the Underwriters to offer, Directed Shares (A) to any person outside the United States or inside the United States to any person that is not a “United States Person” (as defined in Regulation S under the Act) or (B) to any person with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Units shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $7.60 per Unit, the amount of the Underwritten Units set forth opposite such Underwriter’s name in Schedule I hereto.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 5,625,000 Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the Effective Date upon written notice by the Representative to the Company setting forth the number of Option Securities as to which the several Underwriters are exercising the option and the settlement date. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

(c) In addition to the discount from the public offering price of $0.40 per Unit represented by the purchase price set forth in Section 2(a), the Company hereby agrees to pay to the Underwriters a deferred discount of $0.16 per Unit (including both Underwritten Securities and Option Securities, if any) purchased hereunder (the “Deferred Discount”). The Deferred Discount will be payable from amounts on deposit in the trust account established by the Company for the benefit of the public stockholders as described in the Registration Statement (the “Trust Account”) if and when the Company consummates a Business Combination. The Underwriters hereby agree that if no Business Combination is consummated within the time period provided in the Trust Agreement and the funds held under the Trust Agreement are distributed to the Company’s public stockholders, (i) the Underwriters will forfeit any rights or claims to the Deferred Discount and (ii) the trustee under the Trust Agreement is authorized to distribute the Deferred Discount to the public stockholders of the Company on a pro rata basis.

3. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at 10:00 AM, New York City time, on [•], 2006, or at such time on such later date not more than three Business Days after the foregoing date as the Representative shall designate, which date and time may be postponed by agreement between the Representative and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Units being herein called the “Closing Date”). Delivery of the Units shall be made to the Representative for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representative of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company.

(a) Payment for the Underwritten Securities shall be made as follows: $[•] (or $[•] per Underwritten Security) of the proceeds received by the Company for the Underwritten Securities shall be deposited in the Trust Account pursuant to the terms of the Trust Agreement and the remaining proceeds shall be paid to the order of the Company upon delivery to the Representative of certificates (in form and substance satisfactory to the Representative) representing the Underwritten Securities (or through the facilities of the Depository Trust Company (the “DTC”) for the account of the Underwriters). The Underwritten Securities shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two (2) Business Days prior to the Closing Date. The Company will permit the Representative to examine and package the Underwritten Securities for delivery, at least one (1) Business Day prior to the Closing Date. The Company shall not be obligated to sell or deliver the Underwritten Securities except upon tender of payment by the Representative for all the Underwritten Securities.

(b) Payment for the Option Securities shall be made as follows: $7.60 per Option Security shall be deposited in the Trust Account pursuant to the Trust Agreement upon delivery to the Representative of certificates (in form and substance satisfactory to the Underwriters) representing the Option Securities (or through the facilities of DTC) for the account of the Underwriters. The certificates representing the Option Securities to be delivered will be in such denominations and registered in such names as the Representative requests not less than two (2) Business Days prior to the Closing Date and will be made available to the Representative for inspection, checking and packaging not less than one (1) Business Day prior to such Closing Date. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of DTC unless the Representative shall otherwise instruct.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representative, at 388 Greenwich Street, New York, New York, on the date specified by the Representative (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representative of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representative on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Units for sale to the public as set forth in the Prospectus.

5. Agreements. The Company agrees with the several Underwriters that:

(a) Prior to the termination of the offering of the Units, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representative with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed. The Company will promptly advise the Representative (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Units, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Units for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Preliminary Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (i) notify promptly the Representative so that any use of such Preliminary Prospectus may cease until it is amended or supplemented; (ii) amend or supplement such Preliminary Prospectus to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(c) If, at any time when a prospectus relating to the Units is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (i) notify the Representative of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(d) As soon as practicable, the Company will make generally available to its security holders an earnings statement or statements of the Company which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e) The Company will furnish to the Representative signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of the Preliminary Prospectus, the Prospectus and any supplement thereto as the Representative may reasonably request.

(f) The Company will arrange, if necessary, for the qualification of the Units for sale under the laws of such jurisdictions as the Representative may designate and will maintain such qualifications in effect so long as required for the distribution of the Units; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, in any jurisdiction where it is not now so subject.

(g) The Company will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other Units, shares of Common Stock, Warrants or any other securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction, during the period commencing on the date hereof and ending 180 days after the date of this Agreement (the “Restricted Period”); provided, however, that notwithstanding the foregoing restrictions, the Company may issue and sell the Sponsor Warrants as described in the Registration Statement and may issue and sell the Option Securities on exercise of the option provided for in Section 2(b) hereof.

(h) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Units.

(i) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Units; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Units, including any stamp or transfer taxes in connection with the original issuance and sale of the Units; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Units; (v) the registration of the Units under the Exchange Act ; (vi) any registration or qualification of the Units for offer and sale under the Units or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the NASD (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (ix) all other costs and expenses incident to the performance by the Company of its obligations hereunder. Notwithstanding the foregoing, the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Units will be paid 50% by the Company and 50% by the Underwriters.

(j) The Company will apply the net proceeds from the offering received by it in a manner consistent with the applications described under the caption “Use of Proceeds” in the Prospectus.

(k) The Company shall, on the date hereof, retain its registered independent public accountants to audit the financial statements of the Company as of the Closing Date (the “Audited Financial Statements”) reflecting the receipt by the Company of the proceeds of the initial public offering. As soon as the Audited Financial Statements become available, the Company shall immediately file a Current Report on Form 8-K with the Commission, which Report shall contain the Company’s Audited Financial Statements. Additionally, upon the Company’s receipt of the proceeds from the exercise of all or any portion of the over-allotment option, the Company shall immediately file a Current Report on Form 8-K with the Commission, which report shall disclose the Company’s sale of the Option Securities and its receipt of the proceeds therefrom.

(l) The Company shall cause the proceeds of the offering to be held in the Trust Account to be invested only in “government securities,” as such term is defined in the Investment Company Act with specific maturity dates as set forth in the Trust Agreement and disclosed in the Prospectus, or in one or more money market funds meeting the conditions specified in Rule 2a-7 of the Investment Company Act. The Company will otherwise conduct its business in a manner so that it will not become subject to the Investment Company Act. Furthermore, once the Company consummates a Business Combination, it will be engaged in a business other than that of investing, reinvesting, owning, holding or trading securities.

(m) Within five (5) Business Days following the consummation by the Company of a Business Combination, the Company shall cause an announcement (“Business Combination Announcement”) to be placed, at its cost, in The Wall Street Journal announcing the consummation of the Business Combination and indicating that the Underwriters were the underwriters in the Offering. The Company shall supply the Representative with a draft of the Business Combination Announcement and provide the Representative with a reasonable advance opportunity to comment thereon. The Company will not place the Business Combination Announcement without the final approval of the Representative, which approval will not be unreasonably withheld.

(n) The Company will reserve and keep available that maximum number of its authorized but unissued securities which are issuable upon exercise of any of the Units outstanding from time to time.

(o) Prior to the consummation of a Business Combination, the Company shall not issue any shares of Common Stock or any options or other securities convertible into Common Stock, or any shares of preferred stock which participate in any manner in the Trust Account or which vote as a class with the Common Stock on a Business Combination.

(p) The Company has not prepared or used a Free Writing Prospectus.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement or any notice that would prevent its use shall have been issued and no proceedings for that purpose shall have been instituted or, to the Company’s knowledge, threatened.

(b) The Company shall have requested and caused Sutherland Asbill & Brennan LLP, counsel for the Company, to have furnished to the Representative their opinion, dated the Closing Date and addressed to the Representative, in the form attached hereto as Exhibit B.

(c) The Representative shall have received from Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representative, with respect to the issuance and sale of the Units, the Registration Statement, the Preliminary Prospectus, the Prospectus (together with any supplement thereto) and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d) The Company shall have furnished to the Representative a certificate of the Company, signed by the Chief Executive Officer of the Company, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Preliminary Prospectus, the Prospectus, any amendment or supplement thereto and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

(e) The Company shall have requested and caused Eisner LLP to have furnished to the Representative, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representative, confirming that they are registered independent accountants within the meaning of the Act and the applicable rules and regulations adopted by the Commission thereunder and that they have not, during the periods covered by the financial statements included in the Registration Statement and Prospectus, provided to the Company any non-audit services, as such term is used in Section 10(A)(g) of the Exchange Act, and stating in effect that:

(i) in their opinion the financial statements included in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the Commission;

(ii) on the basis of a limited review, which included a reading of the latest unaudited financial statements made available by the Company for the [•]-month period ended [•], 2006, and as at [•], 2006; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and various committees of the board of directors; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company as to transactions and events subsequent to [•], 2006, nothing came to their attention which caused them to believe that:

(1) any unaudited financial statements included in the Registration Statement and the Prospectus do not comply as to form in all material respects with applicable accounting requirements of the Act and with the related rules and regulations adopted by the Commission with respect to registration statements on Form S-1; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectus;

(2) with respect to the period subsequent to [•], 2006, there were any changes, at a specified date not more than five days prior to the date of the letter, in the long-term debt of the Company or capital stock of the Company or decreases in the stockholders’ equity of the Company as compared with the amounts shown on the [•], 2006 balance sheet included in the Registration Statement and the Prospectus, or for the period from inception to such specified date there were any decreases in net loss or loss before income taxes (benefit) or in total or per share amounts of net loss of the Company, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representative;

(iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company) set forth in the Registration Statement and the Prospectus, including the information set forth under the captions “Dilution” and “Capitalization” in the Prospectus, agrees with the accounting records of the Company, excluding any questions of legal interpretation.

References to the Prospectus in this paragraph (e) include any supplement thereto at the date of the letter.

(f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) any material adverse change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Preliminary Prospectus and the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Registration Statement (exclusive of any amendment thereof), the Preliminary Prospectus and the Prospectus (exclusive of any supplement thereto).

(g) Prior to the Closing Date, the Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

(h) The Units, the Warrants and the Common Stock have been duly listed, and admitted and authorized for trading, on the American Stock Exchange, and satisfactory evidence of such actions shall have been provided to the Representative; and trading in the Units, Warrants and Common Stock shall not have been suspended by the Commission.

(i) At the Execution Time, the Company shall have furnished to the Representative a letter substantially in the form of Exhibit A hereto from each officer, director and initial stockholder of the Company addressed to the Representative.

(j) As of the Closing Date, the Trust Agreement, the Warrant Agreement, the Sponsor Warrant Purchase Agreement and each of the Insider Letters shall have been duly executed by the parties thereto. For purposes of this Section 6(j), “Insider Letters” refers to the letter agreements entered into by and between the Company and each of Marathon Founders, LLC, Marathon Investors, LLC, each other initial shareholder and each officer and director of the Company, a form of which is filed as Exhibit 10.1 to the Registration Statement.

(k) Marathon Investors, LLC shall have purchased the Sponsor Warrants and the proceeds of such purchase shall have been deposited in the Trust Account.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters, this Agreement and all obligations of the

Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriters, at One Liberty Plaza, New York, NY 10006-1470, on the Closing Date.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Units provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the Units.

8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in the Preliminary Prospectus or the Prospectus (as amended or supplemented by the Company), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representative specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page regarding delivery of the Units and, under the heading “Underwriting”, (i) the list of Underwriters and their respective participation in the sale of the Units, (ii) the sentences related to concessions and reallowances and (iii) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any preliminary prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any preliminary prospectus and the Prospectus.

(c) The Company agrees to indemnify and hold harmless Citigroup Global Markets Inc., the directors, officers, employees and agents of Citigroup Global Markets Inc. and each person, who controls Citigroup Global Markets Inc. within the meaning of either the Act or the Exchange Act (“Citigroup Entities”), from and against any and all losses, claims, damages and liabilities to which they may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), insofar as such losses, claims damages or liabilities (or actions in respect thereof) (i) caused by the failure of any Participant to pay for and accept delivery of the securities which immediately following the Effective Date of the Registration Statement, were subject to a properly confirmed agreement to purchase; or (ii) related to, arising out of, or in connection with the Directed Share Program, except that this clause (ii) shall not apply to the extent that such loss, claim, damage or liability is finally judicially determined to have resulted primarily from the gross negligence or willful misconduct of the Citigroup Entities.

(d) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with an actual conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(e) Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 8(c) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for Citigroup Global Markets Inc., the directors, officers, employees and agents of Citigroup Global Markets Inc., and all persons, if any, who control Citigroup Global Markets Inc. within the meaning of either the Act or the Exchange Act for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program.

(f) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Units; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Units) be responsible for any amount in excess of the underwriting discount or commission applicable to the Units purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Units agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Units set forth opposite their names in Schedule I hereto bears to the aggregate amount of Units set forth opposite the names of all the remaining Underwriters) the Units which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Units which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Units set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Units, and if such nondefaulting Underwriters do not purchase all the Units, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representative shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to delivery of and payment for the Units, if at any time prior to such time (i) trading in securities generally on the American Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representative, impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Prospectus (exclusive of any supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Units. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to the attention of Michael S. Gross, (fax no.: [•]) and confirmed to it at Marathon Acquisition Corp., 623 5th Avenue, 26th Floor, New York, New York 10022, attention of Michael S. Gross, and confirmed to Cynthia M. Krus, Esq., Sutherland Asbill & Brennan LLP, 1275 Pennsylvania Avenue NW, Washington, DC 20004 (fax no.: (202) 637-3593).

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Units pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

16. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17. Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated thereby.

18. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

19. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

20. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean [•] [pm] on the date that this Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Preliminary Prospectus” shall mean the preliminary prospectus, dated August 1, 2006, filed with the Commission pursuant to Rule 424(b) under the Act.

“Prospectus” shall mean the prospectus relating to the Units that is first filed pursuant to Rule 424(b) after the Execution Time.

“Registration Statement” shall mean the Initial Registration Statement referred to in paragraph 1(a) above, including exhibits and financial statements, as amended at the

Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 415”, “Rule 424” and “Rule 462” refer to such rules under the Act.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

Marathon Acquisition Corp.

By:
Name:	Michael S. Gross
Title:	Chief Executive Officer

The foregoing Agreement is hereby

confirmed and accepted as of the

date first above written.

Citigroup Global Markets Inc.

By:
Name:
Title:

For itself and the other

several Underwriters named in

Schedule I to the foregoing

Agreement.

SCHEDULE I

Underwriters	Number of Underwritten Units to be Purchased
Citigroup Global Markets Inc.	[•]
Ladenburg Thalmann & Co. Inc.	[•]
UBS Securities LLC	[•]

Total	37,500,000

EXHIBIT A

Form of Lock-up Letter Agreement1

August     , 2006

Citigroup Global Markets Inc.

As representative of the several Underwriters

388 Greenwich Street

New York, N.Y. 10013

Re:	Marathon Acquisition Corp. Initial Public Offering –
Lock-up Letter Agreement

Dear Ladies and Gentlemen:

This letter agreement is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between Marathon Acquisition Corp., a Delaware corporation (the “Company”), and Citigroup Global Markets Inc., as sole representative (the “Representative”) of the several Underwriters named in Schedule I thereto (the “Underwriters”), relating to an underwritten initial public offering (the “IPO”) of the Company’s units (the “Units”), each comprised of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and one warrant exercisable for one share of Common Stock (each, a “Warrant”). The capitalized terms set forth on Schedule 1 hereto are hereby incorporated by reference herein.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement and to proceed with the IPO[, and in recognition of the benefit that such IPO will confer upon the undersigned as a stockholder of, or investor in, the Company,]2 and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Representative that the undersigned will not, without the

[1]	To be executed by the Insiders and Marathon Investors, LLC.
[2]	To be included only in lock-up agreements executed by the Insiders and Marathon Investors, LLC.

prior written consent of the Representative, offer, sell, contract to sell, pledge, lend, grant or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or publicly announce an intention to effect any such transaction, with respect to:

(i)	in the case of the Insiders, any Insider Shares during the Insider Share Lock-Up Period; and

(ii)	in the case of Marathon Investors, LLC, any Sponsor Warrants during the Sponsor Warrant Lock-Up Period.

Notwithstanding the foregoing, the undersigned may (i) transfer Insider Shares or Sponsor Warrants either during such person’s lifetime or, on death, by bona fide gifts, will or intestacy to members of the undersigned’s Immediate Family or to trusts exclusively for the benefit of members of the undersigned’s Immediate Family, (ii) transfer Insider Shares or Sponsor Warrants pursuant to a qualified domestic relations order [or (iii) transfer Insider Shares or Sponsor Warrants to the Company’s management team, directors and employees, and other persons or entities associated with Michael S. Gross, the Company’s chairman, chief executive officer and secretary;]3 provided, however, that with respect to each of the transfers described above, prior to such transfer, the transferee of such transfer, or the trustee or legal guardian on behalf of any transferee, agrees in writing to be bound by the terms of this letter

The undersigned acknowledges and understands that the Underwriters [and the Company]4 will rely upon the agreements set forth herein in proceeding with the IPO.

This letter agreement shall be binding on the undersigned and such person’s respective successors, heirs, personal representatives and assigns. If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), this letter agreement shall likewise terminate and be of no further force or effect. This letter agreement shall terminate, with respect to the Insider Shares, on the Insider Share Lock-Up Period Termination Date and with respect to the Sponsor Warrants, on the Sponsor Warrant Lock-Up Period Termination Date.

This letter agreement shall be governed by and interpreted and construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflicts of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

[3]	To be included only in lock-up agreements executed by Marathon Investors, LLC and Marathon Founders, LLC.
[4]	To be included only in lock-up agreements executed by the Insiders and Marathon Investors, LLC.

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No term or provision of this letter agreement may be amended, changed, waived, altered or modified except by written instrument executed and delivered by the party against whom such amendment, change, waiver, alteration or modification is to be enforced.

[The Remainder of this Page is Intentionally Left Blank]

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Sincerely,

(print name)

Accepted and agreed:
CITIGROUP GLOBAL MARKETS INC.

By:
Name:
Title:

[Lock-Up Agreement]

[Form of Lock-Up Agreement]	EXHIBIT A

Schedule 1

SUPPLEMENTAL DEFINITIONS TO LOCK-UP AGREEMENT

Unless the context shall otherwise require, the following terms shall have the following respective meanings for all purposes, and the following definitions are equally applicable to both the singular and the plural forms and the feminine, masculine and neuter forms of the terms defined.

“Business Combination” (as more fully described in Registration Statement) shall mean the acquisition by the Company, whether by merger, stock exchange, asset acquisition, reorganization or other similar type of combination, of one or more operating businesses.

“Business Combination Date” shall mean the date upon which a Business Combination is consummated.

“Effective Date” shall mean the date upon which the Registration Statement is declared effective under the Securities Act of 1933, as amended, by the SEC.

“Immediate Family” shall mean, with respect to any person, such person’s spouse, lineal descendents, father, mother, brothers or sisters (including any such relatives by adoption or marriage).

“Insiders” shall mean all of the officers, directors and stockholders of the Company immediately prior to the Company’s IPO.

“Insider Shares” shall mean all shares of Common Stock of the Company owned by an Insider immediately prior to the Company’s IPO. For the avoidance of doubt, Insider Shares shall not include any IPO Shares purchased by Insiders in connection with or subsequent to the Company’s IPO or any shares of Common Stock issuable upon exercise of Sponsor Warrants.

“Insider Share Lock-Up Period” shall mean the period commencing on (inclusive of such date) the Effective Date and ending on the date that is one year immediately following the Business Combination Date.

“Insider Share Lock-Up Period Termination Date” shall mean the close of business on the last day of the Insider Share Lock-Up Period.

“IPO Shares” shall mean all shares of Common Stock issued by the Company in its IPO, regardless of whether such shares were issued to an Insider or otherwise.

“Registration Statement” shall mean the registration statement filed by the Company on Form S-1 (No. 333-134078) with the SEC on May 12, 2006, and any amendment or supplement thereto, in connection with the Company’s IPO.

“Sponsor Warrants” shall mean all Warrants outstanding prior to the Company’s IPO.

“Sponsor Warrant Lock-Up Period” shall mean the period commencing on (inclusive of such date) the Effective Date and ending on the Business Combination Date.

“Sponsor Warrant Lock-Up Period Termination Date” shall mean the close of business on the last day of the Sponsor Warrant Lock-Up Period.